UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2017 (August 18, 2017)

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle

Fremont, California 94555

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2017, Electronics For Imaging, Inc. (the “Company”) received a notification letter (the “Letter”) from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the United States Securities and Exchange Commission. The Letter stated that, under NASDAQ rules, the Company has 60 calendar days to regain compliance or to submit a plan to do so, and that if a plan is submitted and accepted, NASDAQ could grant the Company an exception of up to 180 calendar days from the filing’s due date to regain compliance. The Letter has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Select Market. On August 24, 2017, the Company issued a press release announcing the receipt of the Letter and providing an update on the status of its Quarterly Report for the fiscal quarter ended June 30, 2017. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release Dated August 24, 2017 – EFI Receives Nasdaq Notice Related to Delay in 10-Q Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 24, 2017	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Marc Olin
	Name:	Marc Olin
	Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED AUGUST 24, 2017

Exhibit No.	Description

99.1	Press Release Dated August 24, 2017 – EFI Receives Nasdaq Notice Related to Delay in 10-Q Filing